MONTHLY SERVICER'S CERTIFICATE
                       First National Bank of Commerce
                           New Orleans, Louisiana
                      First NBC Credit Card Master Trust
                                Series 1997-1

                      For the 4/10/98 Determination Date
                          For the 8th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is April 10, 1998, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $120,866,629.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $14,320,627.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $106,546,002.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $826,931,525.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $526,931,525.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transer date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                  Total Trust
    -----------------------------------------     ---------------
    Beginning Aggregate Principal Receivables        842,908,644
    Beginning Excess Funding Account Balance              -
    Beginning Total Principal Balance                842,908,644
    Collections of Finance Charge Receivables         14,320,627
    Discount Percentage                                    -
    Discount Option Receivables Collections                -
    Net Recoveries                                         -
    Total Collections of Finance Charge Receivables   14,320,627
    Total Collections of Principal Receivables       106,546,002
    Net Default Amount                                 3,919,443
    Minimum Aggregate Principal Receivables Balance  300,000,000
    Ending Aggregate Principal Receivables           826,931,525
    Ending Excess Funding Account Balance                  -
    Ending Total Principal Balance                   826,931,525

(b) Series Allocations                             Series 1997-1   All Series
    -----------------------------------------      ----------------------------
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                     -             -
    Minimum Transferor Interest                       57,885,207    57,885,207

(c) Group I Allocations                            Series 1997-1   Total Group I
    -----------------------------------------      ------------------------------
    Investor Finance Charge Collections                5,096,860     5,096,860

    Investor Monthly Interest                          1,543,235     1,543,235
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,394,970     1,394,970
    Investor Additional Amounts                            -              -
    Total                                              3,438,205     3,438,205

    Reallocated Investor Finance Charge Collections    5,096,860     5,096,860
    Available Excess                                   1,658,655     1,658,655

 12 Series 1997-1 Certificates

                                               Series 1997-1   Total Investor    Transferor's
(a) Investor/Transferor Allocations             Allocations       Interest         Interest
    ---------------------------------------------------------------------------------------
    Beginning Investor/Transferor Amounts      842,908,644      300,000,000       542,908,644
    Beginning Adjusted Investor Interest       842,908,644      300,000,000       542,908,644
    Floating Investor Percentage                100.00000%        35.59104%         64.40896%
    Fixed Investor Percentage                        0                0                 0
    Collections of Finance Chg. Receivables     14,320,627        5,096,860         9,223,767
    Collections of Principal Receivables       106,546,002       37,920,830        68,625,172
    Net Default Amount                           3,919,443        1,394,970         2,524,473

    Ending Investor/Transferor Amount          826,931,525      300,000,000       526,931,525

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                         Collateral
(b) Monthly Period Funding Requirements       Class A       Class B       Interest        Total
    ---------------------------------------------------------------------------------------------
    Principal Funding Account                   -             -             -              -
    Principal Funding Investment Proceeds       -             -             -              -
    Withdrawal from Reserve Account             -             -             -              -
    Available Reserve Account Amount            -             -             -              -
    Required Reserve Account Amount             -             -             -              -

    Coupon                                   6.15000%      6.35000%      6.28750%       6.17294%
    Floating Investor Percentage            30.78625%      2.49137%      2.31342%      35.59104%
    Fixed Investor Percentage                   -             -             -           0.00
    Investor Monthly Interest               1,329,938       111,125       102,172      1,543,235
    Overdue Monthly Interest                    -             -             -              0
    Additional Interest                         -             -             -              0
            Total Interest Due              1,329,938       111,125       102,172      1,543,235
    Investor Default Amounts                1,206,649        97,648        90,673      1,394,970
    Investor Monthly Fees                     432,500        35,000        32,500        500,000
    Investor Additional Amounts                 -             -             -              0
            Total Due                       2,969,087       243,773       225,345      3,438,205

                                                                                 Collateral
(c) Certificates - Balances and Distributions         Class A       Class B       Interest    Total
    ------------------------------------------------------------------------------------------------------
    Beginning Investor Interest                       259,500,000   21,000,000   19,500,000   300,000,000
    Monthly Principal-Prin. Funding Account                 -             -             -          -
    Principal Payments                                      -             -             -          -
    Interest Payments                                   1,329,938      111,125      102,172     1,543,235
    Total Payments                                      1,329,938      111,125      102,172     1,543,235
    Ending Investor Interest                          259,500,000   21,000,000   19,500,000   300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                               5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                                    5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                -
    4.  Amount of Payment in respect of Class A Additional Interest                                     -
    5.  Amount of Payment in respect of Class A Principal                                               -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                                    -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount         -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                              -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
        principal amount                                                                                -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A
        Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
        transactions on such Distribution Date                                                          -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                               5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                                    5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                -
    4.  Amount of Payment in respect of Class B Additional Interest                                     -
    5.  Amount of Payment in respect of Class B Principal                                               -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
    of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                               -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
        principal amount                                                                                -
    3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                   -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
        $1,000 original certificate principal amount                                                    -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class B
        Certificates exceeds the Class B Investor Interest after giving effect to all
        transactions on such Distribution Date                                                          -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                                          5.239580
    2.  Amount of distribution in respect of Collateral Monthly Interest                            5.239580
    3.  Amount of distribution in respect of Collateral Overdue Interest                                -
    4.  Amount of distribution in respect of Collateral Monthly Principal                               -

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
    of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                                     -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest                         -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                                    4,408,784

         a.  Class A Monthly Interest                                                              1,329,938
         b.  Class A Overdue Monthly Interest                                                           0
         c.  Class A Additional Interest                                                                0
         d.  Class A Servicing Fee                                                                   432,500
         e.  Class A Investor Default Amount                                                       1,206,649

         f.   Excess Spread                                                                        1,439,697

    2.  Class B Available Funds                                                                      356,780

         a.  Class B Monthly Interest                                                                111,125
         b.  Class B Overdue Monthly Interest                                                           -
         c.  Class B Additional Interest                                                                -
         d.  Class B Servicing Fee                                                                    35,000

         e.  Excess Spread                                                                           210,655

    3.  Collateral Holder Available Funds                                                            331,296

         a.  Excess Spread                                                                           331,296

    4.  Total Excess Spread                                                                        1,981,648
Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                                   1,981,648
     2.  Excess Finance Charge Collections                                                              -
     3.  Applied to fund Class A Required Amount                                                        -
     4.  Unreimbursed Class A Investor Charge-Offs                                                      -
     5.  Applied to fund Class B Required Amount                                                      97,648
     6.  Reductions of Class B Investor Interest treated as Available Principal Collections             -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest               102,172
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral
         Interest Servicing Fee                                                                       32,500
     9.  Collateral Investor Default Amount treated as Available Principal Collections                90,673
    10. Reductions of Collateral Interest treated as Available Principal Collections                    -
    11. Deposit to Reserve Account (if required)                                                        -
    12. Applied to other amounts owed to Collateral Interest Holder                                     -
    13. Balance to constitute Excess Finance Charge Collections for other series                   1,658,655

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                                13,316,933
    2.  60-89 days                                                                                 8,766,587
    3.  90 days and over                                                                          14,297,023
    4.  Total 30+ days delinquent                                                                 36,380,543

(b) Base Rate
         a.  Current Monthly Period                                                                   8.173%
         b.  Prior Monthly Period                                                                     8.169%
         c.  Second Prior Monthly Period                                                              8.167%
(c) Three Month Average Base Rate                                                                     8.170%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                                14.80756%
         b.  Prior Monthly Period                                                                  14.97311%
         c.  Second Prior Monthly Period                                                           11.60413%
(e) Three Month Average Portfolio Yield                                                            13.79493%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                                 6.63456%
         b.  Prior Monthly Period                                                                   6.80411%
         c.  Second Prior Monthly Period                                                            3.43713%
(g) Three Month Average Excess Spread Percentage                                                    5.62527%

(h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)             14.33923%

(i) Portfolio Adjusted Yield                                                                        6.13456%

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of April, 1998.

                                         First National Bank of Commerce,
                                         as Servicer

                                         By:/s/ Jane B. Truett
                                         ----------------------------------
                                         Name:  Jane B. Truett
                                         Title:  Vice President and Controller